Exhibit 10.29

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Confidential Information, Assignment of Inventions and Non-Solicitation Agreement

This Confidential Information and Non-Solicitation Agreement (“Agreement”) is entered into by and between Montrose Environmental Group, Inc., for and on behalf of itself and for the benefit and on behalf of its subsidiaries and affiliates (referred to collectively as “Company”), and the undersigned employee (“Employee”). In consideration for the promises made below, the Employee and Company agree as follows:

1.    Consideration. Employee agrees that (i) Employee’s receipt of an option to purchase shares of the Company pursuant to the Company’s stock option plan, (ii) Employee’s continued employment by the Company, (iii) Employee’s receipt of highly confidential information and trade secrets about the Company’s business and its customers, and (iv) the Company’s investment in training Employee constitute sufficient consideration for the promises made herein by Employee. Employee acknowledges that the Company has a legitimate business interest in protecting the Company’s investment in its confidential information and Trade Secrets, customer relationship and goodwill. Employee understands and acknowledges that this Agreement does not constitute an employment agreement between Employee and the Company and does not give the Company the right to require Employee to remain in its employ or give Employee the right to be employed by the Company. Employee further understands that Employee’s employment relationship with the Company is at-will and may be terminated by either party at any time.

2.	Nondisclosure of Trade Secrets and Confidential Information

(a)

Trade Secrets. “Trade Secrets” refers to information, without regard to form, that is not generally known about the Company’s business, that the Company has made reasonable efforts to maintain as secret or confidential, and from which the Company derives economic value because it is not generally known to others who can obtain economic value from its use or disclosure. Trade Secrets include, but are not limited to, concepts, ideas, customer lists, business lists, business and strategic plans, financial data, accounting procedures, secondary marketing and hedging models, trade secrets, and computer programs and plans. This definition shall not limit any definition of “trade secrets” or any equivalent term under applicable state, local, or federal law.

(b)

Confidential Information. “Confidential Information” refers to business information or data of the Company that, although not a Trade Secret, is not generally known to the public and that the Company desires and makes reasonable efforts to keep confidential. Confidential Information includes, but is not limited to, concepts, ideas, customer lists, business lists, business and strategic plans, financial data, accounting procedures, secondary marketing and hedging models, trade secrets, computer programs and plans, information related to officers, directors, employees and agents, operations materials and memoranda, personnel records and information, pricing and financial information related to the Company and suppliers, and any information marked “Confidential” by the Company, and other proprietary information that does not rise to the level of a Trade Secret. Confidential Information does not include data or information that (i) the Company has voluntarily disclosed to the public, (ii) third parties have

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independently developed and disclosed to the public, (iii) otherwise enters the public domain through lawful means, or (iv) is lawfully and rightfully disclosed to Employee following the date of this Agreement by another party without an obligation to keep the information confidential. This definition shall not limit any definition of “confidential information” or any equivalent term under any applicable state, local or federal law.

(c)

Non-Disclosure. Employee hereby acknowledges and agrees that the Company and its affiliates have developed and own valuable information described above as Trade Secrets and Confidential Information. Employee acknowledges and agrees that all such Trade Secrets and Confidential Information are valuable assets of the Company, and if developed by Employee, are developed by Employee in the course of Employee’s employment with the Company, the rights of which are assigned to the Company and are the sole property of the Company, pursuant and subject to Section 3 of this Agreement. Employee agrees that Employee will not divulge or otherwise disclose to any third party, directly or indirectly, any Confidential Information or Trade Secrets, except to the extent such use or disclosure is (i) required by applicable law or in response to a lawful inquiry from a governmental or regulatory authority, (ii) lawfully obtainable from other sources, or (iii) authorized by the Company. Employee acknowledges that this restriction on disclosure of Confidential Information is limited to the period during Employee’s employment and for eighteen (18) months thereafter. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or Employee’s obligations under any state or federal statutory or common law regarding trade secrets or unfair trade practices.

(d)

Return of Information. For purposes of complying with Employee’s confidentiality obligations, Employee shall, prior to Employee’s last day of employment with the Company or at the Company’s earlier request, conduct a diligent search of Employee’s personal computer(s), personal e-mail accounts, personal telephone(s) and other PDAs, USB flash drives, compact discs, DVDs, and any other electronic storage devices that Employee possesses, as well as any files Employee maintains in hard copy, for Confidential Information belonging to the Company. Employee will return or permanently delete any such information, data or other materials belonging to the Company that Employee may have in Employee’s possession, custody or control, including, without limitation, memoranda, notes, records, reports, manuals, drawings, blueprints, and any other documents or materials belonging to the Company that are located in Employee’s home, or on Employee’s personal electronic storage devices.

3.	Assignment of Inventions

(a)

Disclosure of Inventions. Without further compensation, Employee will promptly disclose in confidence to Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and Trade Secrets

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that Employee makes or conceives or first reduces to practice or creates, either alone or jointly with others, during the period of Employee’s employment with Company, whether or not in the course of employment, and whether or not patentable, copyrightable or protectable as trade secrets (the “Inventions”).

(b)

Work for Hire; Assignment of Inventions. Employee acknowledges and agrees that any copyrightable works prepared by Employee within the scope of Employee’s employment are “works for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. Employee agrees that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of Company, (ii) result from work performed by Employee for the Company, or (iii) relate to the Company’s business or actual or demonstrably anticipated research and development (the “Assigned Inventions”) will be the sole and exclusive property of the Company. Employee hereby irrevocably assigns, and agrees to assign, the Assigned Inventions to the Company. Employee understands that this assignment is intended to, and does, extend to subject matters currently in existence, those in development, as well as those which have not yet been created. Attached hereto as Exhibit A is a list describing all inventions, original works of authorship, developments and trade secrets which were made by Employee prior to the date of this Agreement, which belong to Employee and which are not assigned to the Company (“Prior Inventions”). If no such list is attached, Employee agrees that it is because no such Prior Inventions exist. Employee acknowledges and agrees that if Employee uses any of Employee’s Prior Inventions in the scope of Employee’s employment with the Company, or include them in any product or service of the Company, Employee hereby grants to the Company a perpetual, irrevocable, nonexclusive, world-wide, royalty-free license to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such Prior Inventions and to sublicense third parties with the same rights.

(c)

Labor Code Section 2870 Notice. Employee has been notified and understands that the provisions of Sections 3(b) and 3(d) of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code (or any comparable law of any other State), which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR

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(2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

(d)

Assignment of Other Rights. In addition to the foregoing assignment of Assigned Inventions to the Company, Employee hereby irrevocably transfers and assigns to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all “Moral Rights” (as defined below) that Employee may have in or with respect to any Assigned Inventions. Employee also hereby forever waives and agrees never to assert any and all Moral Rights Employee may have in or with respect to any Assigned Inventions, even after termination of Employee’s work on behalf of the Company. “Moral Rights” mean any rights to claim authorship of or credit for an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions or Prior Inventions licensed to the Company under Section 3, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions or Prior Inventions licensed to the Company under Section 3, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

(e)

Assistance/Power to Act. Employee agrees to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Assigned Inventions in any and all countries. Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Employee’s obligations under this paragraph will continue beyond the termination of employment with the Company, provided that the Company will compensate Employee at a reasonable rate after such termination for time or expenses actually spent by Employee at the Company’s request on such assistance. Employee appoints the General Counsel of Company as Employee’s attorney-in-fact to execute documents on Employee’s behalf for this purpose.

4.    Non-Solicitation of Employees. During employment and for a period of twelve (12) months after termination of employment, Employee shall not, directly or indirectly solicit for employment, offer, or cause to be offered employment, either on a full time, part-time or consulting basis, to any person who was employed by the Company or its affiliates on the date Employee’s employment terminated and with whom Employee had regular contact with during the course of his employment by the Company, unless Employee shall have received the prior written consent of the Company.

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5.	Miscellaneous.

(a)

Severability. The covenants set forth herein are separate and independent. If any portion of any covenant is held to be invalid, void or unenforceable in any court of competent jurisdiction, such defect shall not render invalid, void or unenforceable any other portion of this Agreement. If any portion of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction because its duration or the information covered is unreasonable, the unreasonable term shall be redefined or replaced such that the intent of the parties in entering this Agreement will not be impaired and the provision in question will be enforceable to the fullest extent of the applicable laws.

(b)

Waiver. The waiver by the Company or Employee of a breach of any of the provisions of this Agreement will not operate or be construed as a waiver of any other provision or subsequent breach of the same or different provision. No waiver or modification of this Agreement or any covenant, condition or limitation contained herein shall be valid unless in writing and duly executed by both the Company and Employee.

(c)

Reasonableness and Relief. Employee agrees that the covenants contained herein are reasonable and necessary means to protect the Company’s interests in its goodwill, Trade Secrets, Confidential Information and intellectual property and that they will not unreasonably interfere with his/her ability to earn a living should his/her employment be terminated. Employee agrees that any breach by him/her of these covenants will cause irreparable harm and injury to the Company and will leave it with no adequate remedy at law. Employee agrees that such a breach will entitle the Company to, among other appropriate relief, injunctive relief in any appropriate court without the necessity of posting a bond.

(d)

Governing Law. This Agreement will be deemed to be made in and will in all respects be governed by the laws of California. This Agreement will not be construed against any party by any court or authority by reason of such party having, or being deemed to have, structured or drafted such provision.

(e)

Remedies. Employee acknowledges and agrees that Employee’s violation of any of the terms of this Agreement would irreparably harm the Company. Accordingly, Employee acknowledges and agrees that if Employee violates or threatens to violate any covenant or agreement made by the Employee in this Agreement, the Company – in addition to all other rights it may have – shall be entitled to an injunction restraining Employee from breaching this Agreement, and to recover from Employee its reasonable attorneys’ fees and costs incurred in obtaining such remedies. Employee further agrees that the time periods for the obligations set forth in this Agreement shall be tolled during any period in which Employee is in violation of any of the provisions set forth in this Agreement.

(f)

Assignment. Employee acknowledges that the services to be rendered are unique and personal. Accordingly, Employee may not assign any of his or her rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

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(g)

Entire Agreement. This Agreement is intended to be the final and complete expression of the parties’ agreement with respect to its subject matter. This Agreement supersedes any former agreements governing the same subject matter and may be modified only by a written instrument signed by each of the parties hereto; provided, however, that this Agreement only supersedes other similar promises or agreements between Employee and the Company (or any affiliate of the Company) to the extent that the provisions of this Agreement are more protective of the Company’s interests, as determined by the Company.

(h)	Amendment. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of such modification or amendment is sought.

The parties have duly executed this Agreement effective as of the date set forth below.

EMPLOYEE

Date

COMPANY

MONTROSE ENVIRONMENTAL GROUP, INC.

By:
Name:	Nasym Afsari	Date
Title:	General Counsel

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EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number of Brief Description

No inventions or improvements

Signature of Employee:

Print Name of Employee:

Date: